                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                               JPMorgan Chase Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                    at the close of business March 31, 2003,
                  in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                                  DOLLAR AMOUNTS
                     ASSETS                                                        IN MILLIONS

Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin ..............................................................$  21,415
     Interest-bearing balances ......................................................    6,882
Securities:
Held to maturity securities..........................................................      334
Available for sale securities........................................................   80,076
Federal funds sold and securities purchased under
     agreements to resell ............................................................
     Federal funds sold in domestic offices                                             14,044
     Securities purchased under agreements to resell                                    73,060
Loans and lease financing receivables:
     Loans and leases held for sale..................................................   25,832
     Loans and leases, net of unearned income ....................................... $161,345
     Less: Allowance for loan and lease losses ......................................    3,823
     Loans and leases, net of unearned income and
     allowance ......................................................................  157,522
Trading Assets ......................................................................  189,427
Premises and fixed assets (including capitalized leases).............................    6,186
Other real estate owned .............................................................      131
Investments in unconsolidated subsidiaries and
     associated companies............................................................      691
Customers' liability to this bank on acceptances
     outstanding ....................................................................      225
Intangible assets
        Goodwill.....................................................................    2,180
        Other Intangible assets......................................................    3,314
Other assets ........................................................................   40,377
TOTAL ASSETS ........................................................................ $621,696
                                                                                     =========




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
                                                       LIABILITIES
Deposits
     In domestic offices ............................................................  $174,351
     Noninterest-bearing ............................................................   $70,991
     Interest-bearing ...............................................................   103,360
     In foreign offices, Edge and Agreement
     subsidiaries and IBF's .........................................................   125,789
     Noninterest-bearing.............................................................   $ 7,531
     Interest-bearing ...............................................................   118,258

Federal funds purchased and securities sold under agreements to repurchase:
     Federal funds purchased in domestic offices ....................................     5,929
     Securities sold under agreements to repurchase .................................   113,903
Trading liabilities .................................................................   116,329
Other borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases).......................................    10,758
Bank's liability on acceptances executed and outstanding.............................       225
Subordinated notes and debentures ...................................................     8,306
Other liabilities ...................................................................    29,735
TOTAL LIABILITIES ...................................................................   585,325
Minority Interest in consolidated subsidiaries.......................................        97

                                                     EQUITY CAPITAL

Perpetual preferred stock and related surplus........................................         0
Common stock ........................................................................     1,785
Surplus  (exclude all surplus related to preferred stock)............................    16,304
Retained earnings....................................................................    17,228
Accumulated other comprehensive income...............................................       957
Other equity capital components......................................................         0
TOTAL EQUITY CAPITAL ................................................................    36,274
                                                                                         ------
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL                               $621,696
                                                                                      =========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                    JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in- structions issued by the appropriate Federal regulatory authority and is true and correct.



                                    WILLIAM B. HARRISON, JR.    )
                                    HELENE L. KAPLAN            ) DIRECTORS
                                    WILLIAM H. GRAY, III        )